UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/16/2009

Air Transport Services Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50368

DE	26-1631624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)

(937) 382-5591
(Registrant’s telephone number, including area code)

ABX Holdings, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On March 16, 2009, ABX Air, Inc. ("ABX"), a wholly-owned subsidiary of Air Transport Services Group, Inc. ("ATSG"), entered into a letter agreement (the "Letter Agreement") with DPWN Holdings (USA), Inc. and its subsidiaries (collectively, "DHL"), providing for the following:

- ABX will make a principal payment in the amount of $15,000,000 under that certain Non-Negotiable Promissory Note, dated as of August 15, 2003, made by ABX in favor of Airborne, Inc. in the original principal amount of $92,948,714 and with a principal balance outstanding as of the date of the Letter Agreement of $92,275,656 (the "DHL Note"). As a result of such payment, the principal amount of the DHL Note will be reduced to $77,275,656. This payment will be made in cash concurrently with the receipt of cash from the "put" to DHL of certain Boeing 767 aircraft under the ACMI Service Agreement between DHL Network Operations (USA), Inc. and ABX, dated August 15, 2003 (the "ACMI Agreement").

- DHL will agree to amend the DHL Note to reduce the principal amount from $77,275,656 to $31,000,000 and to amend or eliminate various restrictive covenants in the DHL Note. Among other changes, the DHL Note will be revised to permit ATSG or its subsidiaries to purchase issued and outstanding shares of ATSG so long as ATSG concurrently prepays the DHL Note in the amount of $0.20 per dollar for each dollar that is expended by ATSG or its subsidiaries on such purchase of shares, and to permit ATSG to pay dividends to stockholders so long as ABX concurrently prepays the DHL Note in the amount of $0.20 per dollar for each dollar that ATSG pays to its stockholders.

- ATSG will issue to DHL a written guarantee with respect to ABX's obligations under the DHL Note, as amended.

- DHL will agree to continue to reimburse ABX for interest under the DHL Note, as amended, until the later to occur of December 31, 2012 or the date upon which ABX and its affiliates are no longer providing aircraft ACMI/leasing services to DHL and its affiliates involving five or more 767 aircraft in total.

- DHL has agreed that it will not renew its previous demand for payment of the DHL Note arising out of the acquisition by ATSG of Cargo Holdings International Inc. and the financing of that transaction (the "CHI Acquisition"). Further, DHL agreed to release any claims it may have based upon the CHI Acquisition against ABX, ATSG and their affiliates.

The parties have agreed to act in good faith in seeking to effectuate the terms of the Letter Agreement. ATSG anticipates that the transactions contemplated by the Letter Agreement will be completed prior to March 31, 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Transport Services Group, Inc.

Date: March 17, 2009	By:	/s/ W. Joseph Payne
W. Joseph Payne
Sr. VP, Corporate General Counsel & Secretary